EXHIBIT 5

                      OPINION AND CONSENT OF LEGAL COUNSEL

                              Eric P. Littman, P.A.
                                 Attorney at Law
                               7695 SW 104 Street
                                    Suite 210
                                 Miami, FL 33156
                               Tel: (305) 663-3333
                               Fax: (305) 668-0003

                                October 15, 2004


Board of Directors
Eye Care International, Inc.
1511 North Westshore Blvd.
Suite 925
Tampa, FL 33607

Gentlemen:

We have acted as special securities counsel to Eye Care International, Inc. (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933 of the 1,670,000 shares of the Company's common stock, no par value (the "Shares") issuable pursuant to the Eye Care International, Inc. 2004 Equity Compensation Plan (the "Plan"), attached as exhibit to the Registration Statement for which this opinion is provided. As such, we have examined the Registration Statement and such other documents of the Company, as we deemed appropriate under the circumstances.

Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plan, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and non- assessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the firm, once issued pursuant to the Plan as described in the Registration Statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter, which comes to our attention hereafter.



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We consent to the use of our opinion dated October 15, 2004, as an exhibit to the Registration Statement of Eye Care International, Inc., and to the reference to our firm in the Registration Statement.

/S/ Eric P. Littman
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Eric P. Littman